Exhibit 4.2

NEITHER THIS WARRANT NOR THE SHARES UNDERLYING THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR APPLICABLE STATE LAW. THIS WARRANT AND THE SHARES UNDERLYING IT MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE INVESTOR, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

VOID AFTER 5:00 P.M. EASTERN TIME, AUGUST 26, 2007

WARRANT

For the Purchase of

______Shares of Common Stock
of

VIDEO NETWORK COMMUNICATIONS, INC.

1.     Warrant.

        THIS CERTIFIES THAT, in consideration for purchasing a $______ in original principal amount unsecured 9% promissory note (“Note”) from Video Network Communications, Inc. (“Company”), ______ (“Holder”), as registered owner of this Warrant, is entitled, at any time or from time to time at or after August 26, 2002 (“Commencement Date”), and at or before 5:00 p.m., Eastern Time on August 26, 2007 (“Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to ______(______) shares of the common stock of the Company (“Common Stock”). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day that is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant. This Warrant is being issued together with Warrants of like tenor and Notes in a private offering of Notes and Warrants by the Company (“Offering”).

2.     Exercise.

        2.1     Exercise Price. This Warrant is initially exercisable at an initial exercise price equal to $1.30 per share of Common Stock purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the exercise price, and in certain circumstances the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context, of a share of Common Stock.

        2.2     Exercise Notice; Payment for Shares. In order to exercise this Warrant, the exercise notice form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price (except as provided in Section 2.4 hereof) in cash or by certified check or official bank check for the shares being purchased. If this Warrant has not been wholly exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

        2.3     Legend. Each certificate for shares of Common Stock purchased under this Warrant shall bear the following legends, unless the issuance of such shares of Common Stock have been registered under the Securities Act of 1933, as amended (“Act”):

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (“Act”) or applicable state law. The shares may not be pledged, sold, assigned or transferred in the absence of an effective registration statement with respect thereto under the Act and any applicable state securities law, or unless the Company receives an opinion of counsel, satisfactory to the Company, that such registration is not required.”

“The shares represented by this certificate are subject to the restrictions contained in the Subscription Agreement between the Company and the Holder, a copy of which is on file with the Secretary of the Company.”

        2.4     Conversion Right.

                 2.4.1     Determination of Amount. In lieu of the payment of the Exercise Price in the manner required by Section 2.2, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Warrant into securities (“Conversion Right”) as follows: Upon exercise of the Conversion Right, the Company will deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the “Value” (as defined below) of the portion of the Warrants being converted by (y) the “Market Price” (as defined below). The “Value” of the portion of the Warrants being converted will equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of shares of Common Stock underlying the portion of the Warrants being converted from (b) the Market Price multiplied by the number of shares of Common Stock underlying the portion of the Warrants being converted. As used herein, the term “Market Price” is deemed to be product of (x) the last reported sale price of the Common Stock on the date prior to the date the Conversion Right is exercised, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the National Association Securities Dealers, Inc. through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                 2.4.2     Mechanics of Conversion Right. The Conversion Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date, by delivering to the Company the Warrants with a duly executed exercise form attached hereto with the conversion section completed exercising the Conversion Right.

3.     Transfer.

        3.1     General Restrictions. The registered Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Warrant to anyone except upon compliance with, or pursuant to exemptions from, applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall promptly transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

        3.2     Restrictions Imposed by the Securities Act. This Warrant and the shares of Common Stock underlying this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that such securities may be sold pursuant to an exemption from registration under the Act, and applicable state law, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (“Commission”) and compliance with applicable state law.

4.     New Warrants to be Issued.

        4.1     Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds (or conversion equivalent) sufficient to pay any Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is exercised and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock as to which this Warrant has not then been exercised or assigned.

        4.2     Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.     Registration Rights. The Company has agreed to file a registration statement with the Commission or include the shares of Common Stock purchasable under this Warrant on a registration statement, in accordance with the registration rights set forth in full on and subject to the terms and conditions set forth on Schedule 1 of the Subscription Agreement signed by the Company and the original Holder of this Warrant in connection with the Offering. These registration rights shall inure to the benefit of the transferees of this Warrant and the shares underlying it.

6.     Adjustments.

        6.1     Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of shares of Common Stock underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

                 6.1.1     Stock Dividends — Recapitalization, Reclassification, Split-Ups. If, after the date hereof, and subject to the provisions of Section 6.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

                 6.1.2     Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

                 6.1.3     Additional Adjustments.

(A)	If at any time after the date on which this Warrant is first issued (the “Issuance Date”), the Company shall issue (i) any Additional Stock (as hereinafter defined) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock, and/or (ii) any Additional Stock, including any additional Warrants, with a per share conversion or exercise price less than the Exercise Price of this Warrant in effect immediately prior to the issuance of such Additional Stock, then the Exercise Price of this Warrant in effect immediately prior to each such issuance shall forthwith, respectively, be reduced to an amount equal to such lower purchase price for such Additional Stock (or in the case of options and similar securities, the sum of the consideration received for the option and the consideration to be received upon exercise of such option), or, if for no consideration, $.01.

(B)	If at any time after the Issuance Date, the Company shall issue additional Warrants solely in connection with the Offering at an exercise price different than the Exercise Price of this Warrant, then the Exercise Price of this Warrant shall be increased or decreased to match the exercise price of such subsequently issued Warrant.

(C)	“Additional Stock” as used herein shall mean any shares of Common Stock issued (or deemed to have been issued) or rights, warrants, options or other securities convertible into or exchangeable for Common Stock (including shares of Common Stock held in the Company’s treasury) by the Company after the date hereof, other than Common Stock issuable upon exercise or conversion of options, warrants, preferred stock and other rights and convertible securities outstanding as of the Issuance Date.

(D)	No adjustment of the Exercise Price pursuant to this paragraph 6.1.3. shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.
(E)	In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board.

(F)	In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section:

(1)	The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2)	The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights.

(3)	In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities (excluding a change resulting solely from the antidilution provisions thereof if such change results from an event which gives rise to an antidilution adjustment under this paragraph), the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change; provided, however, that the Exercise Price shall not be increased from the Exercise Price in effect immediately prior to such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)	Common Stock for purposes of this Section shall be deemed to include securities ordinarily having the right to vote in the election of directors (apart from rights accruing under special circumstances); provided, however, that the number of shares of Common Stock deemed issued shall be the number that equals the number of shares of such security multiplied by a fraction, the numerator of which is the number of votes each share of such security has in votes for the election of directors and the denominator of which is the number of votes each share of Common Stock has in votes for the election of directors; such number of shares of Common Stock deemed issued shall be recomputed to reflect any change in the number of votes that either each share of such other security or the Common Stock has in votes for the election of directors.

                 6.1.4     No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Holder of this Warrant to adjustments in the Exercise Price.

                 6.1.5     Notice of Adjustment. Upon the happening of any event requiring an adjustment of the Exercise Price hereunder, the Company shall forthwith give written notice thereof to the Holder of this Warrant stating the adjusted Exercise Price and the adjusted number of shares of Common Stock underlying the Warrants resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s President and Chief Financial Officer.

                 6.1.6     Replacement of Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event. The provisions of this Section 6.1. shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

                 6.1.7     Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock purchasable immediately thereafter.

                 6.1.8     Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrants as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by the Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

        6.2     Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

7.     Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq or the OTC Bulletin Board) on which the Common Stock is then listed and/or quoted.

8.     Certain Notice Requirements.

        8.1     Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall use its best efforts to give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, rights offering, merger or reorganization, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

        8.2     Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution, (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, (iii) the signing of a merger or reorganization agreement pursuant to which the Company is not the surviving party or (iv) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

        8.3     Transmittal of Notices. All notices, requests, consents and other communications under this Warrant must be in writing and is sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed as follows: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.     Miscellaneous.

        9.1     Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

        9.2     Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

        9.3     Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

        9.4     Governing Law; Submission to Jurisdiction. This Warrant will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Holder hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth in Section 8.3 hereof will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

        Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 28th day of March, 2002.

VIDEO NETWORK COMMUNICATIONS, INC.

By:________________________ Name: Robert H. Emery Title: Chief Financial Officer

Form to be used to exercise Warrant:

____________________________

____________________________

____________________________

Date: ______, 200______

        The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ______shares of Common Stock of Video Network Communications, Inc. and hereby makes payment of $______(at the rate of $          per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

or

        The undersigned hereby elects irrevocably to exercise the within Warrant to purchase ______shares of Common Stock of Video Network Communications, Inc. by surrender of the unexercised portion of the within Warrant. Please issue the shares of Common Stock in accordance with the instructions given below.

and

        As of the date of exercise of this Warrant, the undersigned hereby represents and warrants to the Company that it is an “Accredited Investor” within the meaning of the Securities Act of 1933, as amended (the “Act”), and is acquiring these securities for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. The undersigned further represents that it does not have any contract, agreement, understanding or arrangement with any person to sell, transfer or grant the shares of Common Stock issuable under the Warrant. The undersigned understands that the shares it will be receiving are “restricted securities” under Federal securities laws inasmuch as they are being acquired from Video Network Communications, Inc., in transactions not including any public offering and that under such laws such shares may be sold without registration under the Act only in limited circumstances. The undersigned is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act. The undersigned is a resident of or has its principal place of business and executive offices located in the State of ______. The undersigned understands and acknowledges that the Company will rely on the accuracy of these representations and warranties in issuing the securities underlying the Warrant.

__________________
Signature

        NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name __________________________________________
                                        (Print in Block Letters)

Address ____________________________

Form to be used to assign Warrant:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Warrant):

           FOR VALUE RECEIVED, ______does hereby sell, assign and transfer unto ______the right to purchase ______shares of Common Stock of Video Network Communications, Inc. (“Company”) evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:______, 200______

______________________________ Signature

           NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.